EXHIBIT 99.1

Heritage Oaks Bancorp Announces Investor Presentation at Sandler O'Neill Partners, L.P. Conference

PASO ROBLES, Calif., March 5, 2013 (GLOBE NEWSWIRE) -- Heritage Oaks Bancorp (Nasdaq:HEOP), parent company of Heritage Oaks Bank, today announced plans that Ms. Simone Lagomarsino, President and Chief Executive Officer and Mr. Mark K. Olson, Executive Vice President and Chief Financial Officer, will participate in the Sandler O'Neill Partners, L.P. West Coast Financial Services Conference. Ms. Lagomarsino and Mr. Olson will also review a slide presentation with investors.

The conference is set for March 4 - 6, 2013, in Los Angeles, CA.

The slide presentation that Ms. Lagomarsino and Mr. Olson will review will be available on the Company's website at www.heritageoaksbancorp.com, under the heading "Presentations" on March 5, 2013.

About the Company

Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank which operates as Heritage Oaks Bank and Business First Bank, a division of Heritage Oaks Bank. Heritage Oaks Bank has its headquarters plus two branch offices in Paso Robles, two branch offices in San Luis Obispo, single branch offices in Cambria, Arroyo Grande, Atascadero, Templeton, Morro Bay, two branch offices in Santa Maria and a loan production office in Oxnard. The Business First division has one branch office in Santa Barbara. Heritage Oaks Bank conducts banking business in San Luis Obispo, Santa Barbara and Ventura Counties. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com.

The Heritage Oaks Bancorp logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7045

This press release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements. All statements other than statements of historical fact are "forward looking statements" for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, acquisition and divestiture opportunities, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as "will likely result," "aims," "anticipates," "believes," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of these words and similar expressions are intended to identify these forward‐looking statements. Forward looking statements are based on the Company's current expectations and assumptions regarding its business, the regulatory environment, the economy and other future conditions. Forward looking statements are subject to a number of risks and uncertainties that could cause the Company's actual results to differ materially and adversely from those contemplated by the forward looking statements. The Company cautions you against relying on any of these forward looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward looking statements, include the following: the ongoing financial crisis in the United States, including the continuing softness in the California real estate market, and the response of federal and state government and our regulators thereto, general economic conditions in those areas in which the Company operates, competition, fluctuations in interest rates, changes in the Company's business strategy or development plans, changes in governmental regulation, changes in the credit quality of our loan portfolio, as well as economic, political and global changes arising from the war on terrorism, social unrest and other civil disturbances, the Company's ability to increase profitability, sustain growth, the Company's beliefs as to the adequacy of its existing and anticipated allowance for loan losses, beliefs and expectations about, and requirements to comply with the terms of the Memoranda of Understanding issued by regulatory authorities having oversight of the Company's and Bank's operations, and financial policies of the United States government. Additional information on these risks and other factors that could affect operating results and financial condition are detailed in reports filed by the Company with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2011, filed by the Company with the U.S. Securities and Exchange Commission on February 28, 2012. Forward looking statements speak only as of the date they are made, and the Company does not undertake to update forward looking statements to reflect circumstances or events that occur after the date the forward looking statements are made, whether as a result of new information, future developments or otherwise, and specifically disclaims any obligation to revise or update such forward looking statements for any reason, except as may be required by law.

CONTACT: Simone Lagomarsino, President & CEO
         Mark Olson, CFO
         805-369-5200